UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.             )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

PIPER SANDLER COMPANIES

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Piper Sandler 2026 Annual Meeting of Shareholders – Vote your shares

April 9, 2026

Employees who hold shares of Piper Sandler will be receiving an email with the subject line of “Vote Now! PIPER SANDLER COMPANIES Annual Meeting.” Please do not delete this email and be sure to retain your 16-digit control number within the email. The email will have a link that takes you directly to a voting site, or go to www.proxyvote.com at any time and enter your control number.

Employees who are shareholders of Piper Sandler are encouraged to vote according to the Board of Directors’ recommendation as follows:

•	FOR all of the nominees for director;

•	FOR the ratification of the selection of Ernst & Young LLP as the independent auditor of Piper Sandler Companies for the year ending December 31, 2026; and

•	FOR the advisory vote approving the compensation of the officers disclosed in the proxy statement, or a “say-on-pay” vote;

Importantly, if you hold shares in different brokerage accounts (including restricted shares with our stock plan administrator), you will receive information from each broker with voting instructions. If you receive multiple e-mails, it is important that you submit votes for all shares held, as each e-mail represents different shares.

Employees own a significant amount of Piper Sandler common stock, and it is critical that you vote your shares.